Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On March 27, 2015, Novatel Wireless, Inc. (“Novatel”) completed the acquisition of R.E.R. Enterprises, Inc. (“RER”) and its wholly-owned subsidiary and principal operating asset, Feeney Wireless, LLC, for approximately $24.8 million in a combination of cash and Novatel common stock to be issued in March 2016. The acquisition and the subsequent payoff by Novatel of RER’s debt and certain of its capital leases was funded by a combination of Novatel’s existing cash resources and additional borrowings under its revolving credit facility. The RER acquisition will be accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations. The purchase price in excess of the amounts assigned to tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill.
Management has estimated the fair value of tangible and intangible assets acquired and liabilities assumed based on preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the tangible and intangible assets. Any change could result in material variances between our future financial results and the amounts presented in these unaudited pro forma financial statements, including variances in fair values recorded, as well as expenses associated with these items.
The unaudited pro forma financial information is based on historical financial statements for both Novatel and RER. The unaudited pro forma combined condensed balance sheet as of December 31, 2014 gives effect to the RER acquisition as if it was completed on that date.
The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2014 illustrates the effect of the acquisition of RER had it occurred on January 1, 2014, and was derived from the historical consolidated statement of income for RER for the year ended December 31, 2014, combined with Novatel’s historical consolidated statement of operations for the year ended December 31, 2014.
The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Novatel contained in its 2014 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2015, and RER's historical audited financial statements for the year ended December 31, 2014, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.
The unaudited pro forma financial information is presented based on the assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking. The unaudited pro forma combined condensed financial statements also do not reflect non-recurring charges related to integration activities. There were no material transactions between Novatel and RER during the periods presented in the unaudited pro forma combined condensed financial statements that would need to be eliminated.
The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

NOVATEL WIRELESS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2014
(In thousands, except per share data)

	Historical Novatel	Historical RER	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$17,853	$22	$(1,954)	(a)(c)	$15,921
Accounts receivable, net	24,213	4,458	—		28,671
Inventories	37,803	3,153	182	(d)	41,138
Prepaid expenses and other	7,912	453	—		8,365
Total current assets	87,781	8,086	(1,772)		94,095
Property and equipment, net	5,279	534	—		5,813
Intangible assets, net	1,493	87	20,283	(e)	21,863
Goodwill	—	—	2,185	(f)	2,185
Other assets	467	21	—		488
Total assets	$95,020	$8,728	$20,696		$124,444
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,540	$4,268	$—		$38,808
Accrued expenses and other liabilities	23,844	1,937	(184)	(g)(h)	25,597
Notes payable, current portion	—	33	(33)	(g)	—
Line of credit	—	158	(158)	(g)	—
Total current liabilities	58,384	6,396	(375)		64,405
Revolving credit facility	5,158	—	—		5,158
Other long-term liabilities	932	325	15,000	(b)	16,257
Total liabilities	64,474	6,721	14,625		85,820
Total stockholders’ equity	30,546	2,007	6,071	(i)	38,624
Total liabilities and stockholders’ equity	$95,020	$8,728	$20,696		$124,444
See accompanying notes to unaudited pro forma combined condensed financial statements.

NOVATEL WIRELESS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(In thousands, except per share data)

	Historical Novatel	Historical RER	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$185,245	$21,753	$—		$206,998
Cost of net revenues	148,198	13,495	622	(e)(k)	162,315
Gross profit	37,047	8,258	(622)		44,683
Operating costs and expenses:
Research and development	34,314	1,467	65	(k)	35,846
Sales and marketing	13,792	3,420	42	(k)	17,254
General and administrative	15,402	3,350	75	(k)	18,827
Amortization of purchased intangible assets	562	—	1,466	(e)	2,028
Shareholder litigation loss	790	—	—		790
Restructuring charges	7,760	—	—		7,760
Total operating costs and expenses	72,620	8,237	1,648		82,505
Operating income (loss)	(35,573)	21	(2,270)		(37,822)
Other income (expense):
Change in fair value of warrant liability	(3,280)	—	—		(3,280)
Interest income (expense), net	(85)	(17)	10	(g)(j)	(92)
Other income (expense), net	(167)	29	—		(138)
Income (loss) before income taxes	(39,105)	33	(2,260)		(41,332)
Income tax provision	124	—	—		124
Net income (loss)	(39,229)	33	(2,260)		(41,456)
Recognition of beneficial conversion feature	(445)	—	—		(445)
Net income (loss) attributable to common shareholders	$(39,674)	$33	$(2,260)		$(41,901)
Per share data:
Net income (loss) per share attributable to common shareholders:
Basic and diluted	$(1.05)				$(0.93)
Weighted-average shares used in computation of basic and diluted net income (loss) per share attributable to common shareholders:
Basic and diluted	37,959		7,051	(b)(c)	45,010

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOVATEL WIRELESS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.	Basis of Presentation
On March 27, 2015, Novatel Wireless, Inc. (“Novatel”) completed the acquisition of R.E.R. Enterprises, Inc.(“RER”), a company incorporated in Oregon, and its wholly-owned subsidiary and principal operating asset, Feeney Wireless, LLC, an Oregon limited liability company, for approximately $24.8 million, consisting of cash payments at closing of approximately $9.3 million, Novatel's assumption of $0.5 million in certain transaction-related expenses incurred by RER, and $15.0 million in Novatel common stock to be issued in March 2016. The acquisition was financed through a combination of Novatel’s existing cash resources. Immediately following the acquisition, Novatel funded the payoff of RER's bank debt and certain of its capital leases through a combination of existing cash resources and borrowings under its revolving credit facility.
The unaudited pro forma combined condensed financial statements of Novatel have been prepared using the acquisition method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The unaudited pro forma combined condensed balance sheet as of December 31, 2014 gives effect to the acquisition of RER as if it was completed on that date, and was derived from the historical consolidated balance sheet of RER as of December 31, 2014 combined with Novatel’s historical consolidated balance sheet as of December 31, 2014.
The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2014 illustrates the effect of the acquisition of RER as if it had occurred on January 1, 2014, and was derived from the historical consolidated statement of income for RER for the year ended December 31, 2014, combined with Novatel’s historical consolidated statement of operations for the year ended December 31, 2014. The unaudited pro forma combined condensed balance sheet and statement of operations were also adjusted to reflect certain reclassifications to conform RER's presentation to Novatel’s presentation.
2.     Preliminary Purchase Price and Allocation of Fair Value
The total purchase price of the acquisition was $24.8 million, consisting of payments at closing of approximately $9.3 million, Novatel's assumption of $0.5 million in certain transaction-related expenses incurred by RER, and $15.0 million in Novatel common stock to be issued in March 2016. Under the acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and Novatel may adjust the preliminary fair value allocation of the total purchase price after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

NOVATEL WIRELESS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The purchase price in excess of the fair value of the tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill. The preliminary fair value allocation of the purchase price estimated at December 31, 2014 is as follows (in thousands):

Estimated fair value of net tangible assets acquired and liabilities assumed:
Cash	$22
Accounts receivable	4,458
Inventory	3,335
Property and equipment	534
Other assets	474
Accounts payable	(4,268)
Accrued and other liabilities	(1,728)
Note payable	(191)
Capital lease obligations	(414)	$2,222

Estimated fair value of identifiable intangible assets acquired:
Developed technologies	3,670
Trademarks	4,640
Customer relationships	10,020
In-process research and development	2,040	20,370

Total purchase price, excluding goodwill		22,592
Goodwill		2,185
Total purchase price		$24,777
The fair value allocation of the purchase price is preliminary and based on preliminary estimates and assumptions which could change significantly during the purchase price measurement period as we finalize the valuations of the tangible and identifiable intangible assets. Not included in the estimated purchase price are contingent payments of up to an additional $25.0 million (non-discounted amount) which has been determined to be compensation expense. This amount, which is ultimately determined by RER attaining certain revenue and gross margin targets for calendar years 2015 through 2017, inclusive, will be expensed post-acquisition based on how much is estimated to have been earned. Since the achievement of these contingent payments are ultimately based on RER's financial performance for the calendar years 2015 through 2017, no pro forma adjustments for either the unaudited pro forma combined condensed balance sheet as of December 31, 2014 or the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2014 have been made as the calendar years 2015 through 2017 are considered the representative service periods.

NOVATEL WIRELESS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

3.    Assumptions for Pro Forma Adjustments
The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisition was completed on December 31, 2014 for balance sheet purposes and on January 1, 2014 for statement of operations purposes. The fair value allocation amounts in the unaudited pro forma combined condensed financial statements have been modified as necessary to reflect differences in fair values during the respective pro forma period and at December 31, 2014. The estimated adjustments to reflect the pro forma values are as follows:
(a)    To record adjustments to cash as follows (in thousands):

Cash paid for common shares of RER	$(9,777)
Cash paid to extinguish RER debt facilities and certain capital leases(1)	(255)
Cash paid by Novatel for RER acquisition-related expenses	(566)
Cash received from exercise of warrants(2)	8,644
Pro forma adjustment to cash	$(1,954)

(1)	RER debt and capital lease balances actually paid off by Novatel totaled $2.6 million. This amount represents the balance of these obligations at December 31, 2014.

(2)	The proceeds are recorded as a pro forma adjustment to cash because the transaction was completed just prior to the acquisition date in order to assist in the financing of the acquisition.

(b)
To record the obligation for issuance of $15.0 million in Novatel common stock to former RER shareholders and the related 3.2 million shares of Novatel common stock assumed to be outstanding for the entire year for the purpose of calculating earnings per share for the year ended December 31, 2014.

(c)
To record the exercise of warrants by a Novatel shareholder as of December 31, 2014 for the pro forma combined condensed balance sheet and the related 3.8 million shares of Novatel common stock assumed to be outstanding for the entire year for the purpose of calculating earnings per share for the year ended December 31, 2014. Since the original warrants were issued in September 2014 in connection with a transaction unrelated to the RER acquisition, no pro forma adjustments have been made in the unaudited pro forma combined condensed statement of operations for either Novatel’s historic “change in fair value of warrant liability” expense or its “recognition of beneficial conversion feature” expense.

(d)
To record the estimated fair value adjustment related to RER’s inventory as of December 31, 2014. The income statement effect of the fair value step-up to increase the book value of RER's inventory is not reflected as such adjustment is non-recurring in nature.

(e)
To record estimated fair value of intangible assets acquired, as well as estimated amortization of definite-lived intangible assets acquired for the year ended December 31, 2014 as follows (dollars in thousands):

	Estimated Useful Life (Years)	Preliminary Fair Value	Total Amortization Expense	Amortization Expense Allocation
				Cost of Net Revenues	Operating Costs and Expenses
Indefinite-lived intangible assets:
In-process research and development		$2,040	$—	$—	$—
Definite-lived intangible assets:
Developed technologies	6.0	3,670	612	612	—
Customer relationships	10.0	10,020	1,002	—	1,002
Trademarks	10.0	4,640	464	—	464
Total intangible assets acquired		20,370	$2,078	$612	$1,466
Less: RER book value of intangible assets		(87)
Pro forma adjustment to intangible assets		$20,283

(f)	To record preliminary valuation of goodwill.

(g)	To eliminate debt and certain capital leases paid off at acquisition and related interest expense.

(h)
To record estimated fair value of deferred revenue. Because this adjustment is directly attributed to the acquisition and will not have a significant ongoing impact in excess of one year, it is not reflected in the unaudited pro forma condensed

NOVATEL WIRELESS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

combined statement of operations. However, this deferred revenue adjustment will reduce revenue and net income for the next year subsequent to the consummation of the transaction.

(i)
Represents the elimination of RER's historical stockholders' equity, the additional equity raised through the exercise of warrants, and acquisition-related expenses incurred by Novatel, as follows (in thousands):

Elimination of RER's stockholders' equity	$(2,007)
Exercise of warrants	8,644
Acquisition-related expenses	(566)
Pro forma adjustment to stockholders' equity	$6,071

(j)	To reduce interest income due to the assumed net decrease in Novatel’s cash balance of $2.0 million ($10.6 million paid related to acquisition, less $8.6 million proceeds from exercise of warrants).

(k)	To record annualized share-based compensation expense for RER employees granted Novatel stock options on the closing date.